UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

SCHEDULE 14A

___________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

NEW ERA ENERGY & DIGITAL, INC.
(Name of Registrant As Specified In Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO THE PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 16, 2026

APRIL 10, 2026

To the Stockholders of New Era Energy & Digital, Inc.:

You have previously received definitive proxy materials, dated March 16, 2026 (the “Proxy Statement”), in connection with the Special Meeting of New Era Energy & Digital, Inc., a Nevada corporation (the “Company”, “we”, “us” or “our”), originally scheduled to be held on April 15, 2026, at 10:00 a.m. Eastern Time via live webcast and by teleconference (the “Special Meeting”).

The purpose of this document (the “Supplement”) is to supplement the Proxy Statement with certain new and/or revised information as follows:

1)      To announce that the Company has decided to postpone the Special Meeting to April 16, 2026, at 10:00 a.m. Eastern Time; and

2)      To provide supplemental disclosure for the proposal being considered at the Special Meeting regarding the issuance of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to SharonAI, Inc. (“SharonAI”) pursuant to that certain Membership Interest Purchase Agreement, dated January 16, 2026, by and between the Company and SharonAI (the “Purchase Agreement” and the transactions contemplated thereby, the “Transaction”), for purposes of Nasdaq Stock Market Rules 5635(a) and 5635(b).

This Supplement does not change the proposals to be acted on at the Special Meeting or the recommendation of the Board of Directors of the Company with respect to any proposals. Except as specifically amended or supplemented by this Supplement, the disclosures contained in the Proxy Statement remain unchanged. This Supplement should be read in conjunction with the Proxy Statement. Capitalized terms not defined in this Supplement have the meanings set forth in the Proxy Statement.

This Supplement is being filed with the Securities and Exchange Commission and being mailed or made available on or about April 10, 2026, to our stockholders of record as of March 3, 2026.

SUPPLEMENT

Postponement of Special Meeting

The Company has decided to postpone the Special Meeting, which was originally scheduled to be held on April 15, 2026, at 10:00 a.m. Eastern Time, to Wednesday, April 16, 2026, at 10:00 a.m. Eastern Time.

The Special Meeting can still be accessed via live webcast and by teleconference using the following information:

Telephone access (listen-only):
Within the U.S. and Canada: +1 800-450-7155 (toll-free)
Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

Conference ID: 3858702#

Webcast: https://www.cstproxy.com/neweraenergydigital/sm2026

The record date for the Special Meeting remains March 3, 2026.

We are providing you with a new proxy card, or you may be provided with a new voting instruction form by your broker, bank or nominee, to give you the opportunity to vote or reconsider your vote in light of the supplemental disclosure. If you wish to change your vote or revoke your proxy and need assistance, you should refer to the section titled “Changing or Revoking Your Proxy” below. If you submit a new proxy card, it will revoke any proxy card you previously submitted. The new proxy card with the latest date will be the one that is counted. If you do not submit a new proxy card, your original proxy card will be voted in accordance with the instructions you previously provided. If you have already voted and do not wish to change your vote, you do not need to take any action.

In connection with the postponement of the Special Meeting, the Company has extended the deadline for stockholders to vote. Stockholders can vote by Internet before the Special Meeting up until 11:59 p.m. Eastern Time on April 15, 2026, by accessing www.cstproxyvote.com and following the prompts to vote. You should have your proxy card available when you access www.cstproxyvote.com to vote your shares. Stockholders are referred to the proxy materials that were previously mailed and filed with the SEC and referenced in the paragraph which follows for further instructions and information on how to complete and return their proxies and vote at the Special Meeting.

A full description of the proposals to be voted at the Special Meeting is provided in the Proxy Statement filed with the SEC on March 16, 2026, and may be accessed at www.sec.gov or from the Company without charge. The Company urges its investors, stockholders and other interested persons to read the Proxy Statement as well as other documents filed with the SEC which contain important information about the Company. The Proxy Statement was first mailed to stockholders on or about March 16, 2026.

Supplemental Disclosure in Connection with the Transaction

As previously disclosed, on January 16, 2026, pursuant to the Purchase Agreement, the Company acquired SharonAI’s equity interests in TCDC for an aggregate purchase price of $70 million, of which (a) $10 million is payable in cash, (b) $10 million is payable in equity securities to be issued in connection with the Company’s next equity financing transaction, and (c) $50 million is payable in the form of a senior secured convertible promissory note (the “Convertible Note”). The entirety of the acquisition consideration is subject to a 19.99% ownership cap (the “Share Cap”) until the acquisition consideration receives stockholder approval under The Nasdaq Global Market rules.

The Convertible Note matures on June 30, 2026, and has an interest rate of 10% per annum payable on the maturity date in cash. The Convertible Note is secured by a senior lien held by SharonAI on the Company’s ownership in TCDC and the assets of TCDC. SharonAI may convert 20% ($10 million principal) of the Convertible Note into shares of Common Stock at a conversion price equal to the 30-day volume-weighted average price of the Common Stock prior to the conversion date. The conversion price for the Convertible Note has a floor of 20% of the market price on the closing date of the Purchase Agreement. Based on the closing share price of $4.33 on January 16, 2026, the maximum number of shares of Common Stock issuable pursuant to the Convertible Note, assuming a floor price of $0.87, is approximately 11.5 million shares. The Company may prepay all or a portion of the Convertible Note at any time by delivering written notice of its irrevocable election to make such prepayment to SharonAI ten business days prior to the prepayment date. Following receipt of such notice, SharonAI has the option to convert up to 20% of the Convertible Note by delivering written notice to the Company five business days prior to the Company’s prepayment date. The Convertible Note contains customary affirmative and negative covenants of the Company.

On December 29, 2025, and March 31, 2026, we paid SharonAI $150 thousand and $9.85 million in cash, respectively (together, the “March 31 SharonAI Payment”), in satisfaction of our obligation to pay $10 million in cash under the Purchase Agreement.

On March 31, 2026, we issued 2,091,351 shares (the “March 31 SharonAI Shares”) of Common Stock to SharonAI (at a price per share of $4.78) in satisfaction of our obligation to pay $10 million in equity securities under the Purchase Agreement.

On March 31, 2026, the Company issued a promissory note (the “Shareholder Note”) in the principal amount of $5,000,000 to Zachary Yi Zhou, an individual shareholder of the Company who beneficially owns more than 5% of the Common Stock, the proceeds of which were primarily used to make the March 31 SharonAI Payment. The transaction with Mr. Zhou was reviewed and approved by the Company’s Audit Committee and Board of Directors. On April 6, 2026, the Shareholder Note was amended and restated (the “Amended and Restated Shareholder Note”). The Amended and Restated Shareholder Note matured upon the closing of a Qualified Equity Financing (as defined in the Amended and Restated Shareholder Note) and had an interest rate of 5.00% per annum payable on the Shareholder Note Maturity Date. As described further below, at the Shareholder Note Maturity Date, the Amended and Restated Shareholder Note converted to shares of Common Stock at the price per share to the public of the shares of Common Stock sold in the Qualified Equity Financing. The repayment of the Amended and Restated

Shareholder Note was subject to a repayment premium of 1.02x the amounts due thereunder at the Shareholder Note Maturity Date. The Amended and Restated Shareholder Note was reviewed and approved by the Company’s Audit Committee and Board of Directors.

On April 10, 2026, we closed an underwritten public offering of 29,850,746 shares of Common Stock, at a price to the public of $3.35 per share, resulting in gross proceeds to the Company of approximately $100 million pursuant to an effective shelf registration statement on Form S-3 filed with the SEC (the “Underwritten Offering”). The Company has granted the underwriters a 30-day option to purchase up to an additional 4,477,611 shares of Common Stock at the public offering price, less the underwriting discounts and commissions.

On April 10, 2026, pursuant to the Purchase Agreement, the Company issued 893,724 shares (the “April 10 SharonAI Shares” and together with the March 31 SharonAI Shares, the “SharonAI Shares”) of Common Stock to SharonAI at the closing of the Underwritten Offering. Pursuant to the Purchase Agreement, SharonAI was entitled to receive the number of shares of Common Stock equaling the difference in value between the March 31 SharonAI Shares and the shares of Common Stock that SharonAI would have received if the Underwritten Offering had occurred prior to March 31, 2026.

On April 10, 2026, pursuant to the Amended and Restated Shareholder Note, the Company issued 1,522,389 shares (the “Zhou Shares”) of Common Stock to Mr. Zhou in connection with the closing of the Underwritten Offering, which was a Qualified Equity Financing under the Amended and Restated Shareholder Note.

On April 10, 2026, the Company delivered written notice to SharonAI of its irrevocable election to prepay all of the Convertible Note on April 24, 2026. SharonAI has the option to convert up to 20% of the Convertible Note into shares of Common Stock by delivering written notice to the Company on or before April 17, 2026. The Company will pay cash for the unconverted portion of the Convertible Note (which will be at least 80% of the principal of the Convertible Note).

As of April 10, 2026, we have issued 2,985,075 shares of Common Stock to SharonAI. Our remaining obligations to SharonAI under the Purchase Agreement could equal an additional $10 million of Common Stock under the terms of the Convertible Note, assuming SharonAI elects to convert up to 20% of the Convertible Note into shares of Common Stock.

As a result of the transactions (including the Transaction, the Shareholder Note, the Amended and Restated Shareholder Note, and the Underwritten Offering), the Company has 93,522,797 shares issued and outstanding as of April 10, 2026.

As of April 10, 2026, the SharonAI Shares issued and outstanding represent (a) 5.58% of the pre-Transaction issued and outstanding Common Stock and (b) 3.19% of the issued and outstanding Common Stock.

As of April 10, 2026, the Zhou Shares issued and outstanding represent (a) 2.85% of the pre-Transaction issued and outstanding Common Stock and (b) 1.63% of the issued and outstanding Common Stock.

CHANGING OR REVOKING YOUR PROXY

You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

•        You may change your vote using the Internet or telephone methods described above prior to the Special Meeting, in which case only your latest Internet or telephone proxy submitted prior to the Special Meeting will be counted;

•        You may submit another properly completed proxy with a later date;

•        You may send a written notice that you are revoking your proxy to our investor relations department at IR@newerainfra.ai; or

•        You may attend the Special Meeting virtually via teleconference and vote electronically (although simply attending the Special Meeting will not, by itself, revoke your proxy).

If your shares are held in street name, you should contact your bank, broker or other nominee to revoke your proxy or, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting, you may change your vote by attending the Special Meeting and voting electronically.

WHO CAN ANSWER YOUR QUESTIONS ABOUT VOTING YOUR SHARES

If you have any questions or need assistance voting your shares, please call us at (432) 695-6997 or our proxy solicitor, Advantage Proxy, Inc., at (877) 870-8565.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Supplement contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this Supplement, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements relating to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects or future events, including with respect to the timing and anticipated obligations and benefits pursuant to the Purchase Agreement and our partnership with SharonAI. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation: (a) the risk that the Special Meeting may be further postponed or that stockholder approval for the issuance of shares of Common Stock in excess of the Share Cap may not be obtained; (b) the Company’s ability to satisfy the conditions and obligations under the Purchase Agreement, including payment of the aggregate purchase price thereunder; (c) the Company’s ability to successfully realize the anticipated benefits of the Transaction; (d) the Company’s ability to construct, develop, lease and maintain its flagship project; (e) the Company’s ability to access adequate project financing, commercial borrowings and debt and equity capital markets to fund its significant anticipated capital expenditures; (f) the Company’s ability to obtain and renew leases with tenants on favorable terms, and manage its growth, business, financial results and results of operations; and (g) other factors (including the risks contained in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025). Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. 2026 Vote by Internet – QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail NEW ERA ENERGY & DIGITAL, INC. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on April 21, 2026. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit: https://www.cstproxy.com/ neweraenergydigital/sm2026 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. PROXY FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. Please mark your votes like this Proposal One — Excess Shares Issuance Proposal — To approve the issuance of shares of the Company’s common stock in excess of the Share Cap (as defined in the accompanying Proxy Statement) pursuant to that certain Membership Interest Purchase Agreement, dated January 16, 2026, by and between the Company and SharonAI, Inc., for purposes of Nasdaq Stock Market Rules 5635(a) and 5635(b). FOR AGAINST ABSTAIN Proposal Two — Adjournment Proposal — To approve a proposal to adjourn the Special Meeting to a later date or dates, whether or not a quorum is present, if more time is necessary or appropriate, to obtain a quorum or solicit additional proxies in favor of the proposal set forth above. CONTROL NUMBER Signature Signature, if held jointly Date 2026. Note: Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

2026 Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders of New Era Energy & Digital, Inc. to be held on April 22, 2026 To view the Proxy Statement and to Attend the Special Meeting, please go to: https://www.cstproxy.com/neweraenergydigital/sm2026 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS NEW ERA ENERGY & DIGITAL, INC. The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement in connection with the special meeting of stockholders (the “Special Meeting”) of New Era Energy & Digital, Inc. to be held at 10:00 a.m. Eastern Time on April 22, 2026, via a virtual meeting at https:// www.cstproxy.com/neweraenergydigital/sm2026, and hereby appoints E. Will Gray II and Charles Nelson, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all stock of the Company registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus. THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU. (Continued and to be marked, dated and signed on the other side)